EXHIBIT 11.1

AMBEV'S CODE OF ETHICS

AmBev is a company that operates in several countries, and to keep our company united, Our People must act based on common values and objectives! Here you will find the main ethical conduct standards that should guide your daily activities and your relationships in the company. Do understand, live by and multiply such principles. We count on you!

A manual of ethics and professionalism
======================================

AmBev's Code of Ethics is our commitment to a responsible, ethical, transparent and mutually respectful conduct among our professionals.

Our People should follow the ethical conduct standards contained in this Code. Please read carefully all the information herein. Then sign the Responsibility and Commitment Agreement in the attachment and submit it to the People & Management area in your unit.

AmBev's Culture
===============

Getting to know AmBev's Culture is the first step towards understanding our Code of Ethics.

AmBev's Culture is Our People's way of doing things:

     - To aim high and seek to achieve the "impossible", exceeding targets and proposing new challenges.

     -    To focus on results and seek them in an ethical manner.

     - To behave as if the company's "owner", identifying opportunities and any waste of resources, and being rewarded for that.

     - To keep the best people, in a working environment where meritocracy prevails as an incentive to talent; the informality that brings people together; and the simplicity that favors direct action and agile communication.

     - To work hard and with enthusiasm, remembering that in every step achieved we will already be looking forward to the next one.

     - To "walk the extra mile", meaning to understand people and processes directly in the marketplace, the factory, the management, the Direct Distribution Centers or in the POS.

     -    To defend our Culture, respecting and practicing our principles.


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ABOUT OUR RELATIONSHIPS!

OUR PEOPLE

In the workplace
================

Have respect for others! Collaborate with the team spirit, loyalty and dignity. Create an excellent working environment, avoiding at all costs embarrassment for yourself and for others.

It is forbidden:

     - To use your position to request personal favors and services to subordinates.

     - Any and all kinds of prejudice on the basis of race, gender, sexual orientation or disability.

     - Aggression towards workmates or vexation that may lead to physical confrontation.

     - To hire 1st degree family members, such as: father, mother, children, siblings, spouses.

     - To have, working for the company, any couple that maintains a stable relationship or people who have 1st degree family members who work for our competitors.

Remember: responsibility, trust, cooperation and commitment towards the colleagues and the work keep a high standard of productivity and quality.

To you, our leader!
===================

You must serve as a role model of ethical behavior for all AmBev People! Do recognize the merits of every person and provide equal professional development opportunities according to each employee's performance. We will not tolerate any decision that may affect the professional career of employees based solely on a personal relationship. Make sure to provide to your workgroup adequate and continuous training and updated information on AmBev's policies.

Individual responsibilities
===========================

We are a company of "owners". Our People behave as "business owners", relying on the freedom to identify opportunities and eliminate the waste of resources, and taking adequate actions in each and every case.

As an "owner", you must
=======================

     - Respect the needs, integrity, expectations and privacy of our customers, consumers, shareholders, colleagues, contractors, suppliers, financial institutions and local communities, both domestically and internationally, including governments.

     - Always comply with the legislation at all levels, and with both external and internal standards and regulations.

     -    Protect AmBev's assets and safeguard our image.


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     -    Take care of what is yours. Keep the documents relating to your activity safe. Don't leave confidential material on desks, fax machines or copiers. At the end of business, lock them up in drawers or file cabinets. When they are no longer necessary, destroy them.

     - Keep the secrecy of any information, fact or operation that is strategic for AmBev. Keep the confidentiality of non-public information.

     -    Don't disseminate unofficial information (gossip) of any kind.

     - Don't take advantage of insider information for personal gain. If you have access to classified information, respect the rules in AmBev's Manual for Disclosure and Information Use and Policies for Securities Trading.

     - Safeguard our image, avoiding undue behavior in public when you are using a piece of clothing or vehicle that bears the company's logo or one of our brands.

Without the authorfization of your superior, it is prohibited:
=============================================================

     - To take AmBev's material outside, including information on the company's operations, even if you participated in its development.

     - To make copies of printed or electronic documents, or in any other media, that contain AmBev's confidential information, including information on customers, suppliers, or material used to perform activities in your area.

     - Deliver speeches, seminars or academic work about AmBev or about matters relating to your area in the company.

Internet, AmBev's Portal and e-mail
===================================

Our Internet systems, AmBev's Portal (Intranet) and e-mail are exclusive to the company. Our systems may not, under any circumstances, be used to send or receive discriminatory or sexual harassment messages, hoaxes, obscene or dubious material, commercial solicitation, or that otherwise violates this Code of Ethics. All messages sent or received by such means are the property of AmBev, and the company is entitled to use and disclose such material in case of litigation or legal investigation.


CUSTOMERS, SUPPLIERS, RESELLERS, COMPETITORS AND SHAREHOLDERS

Gifts and payments
==================

To receive or offer gifts from customers, suppliers, resellers, shareholders and others is prohibited.

     - Do not receive gifts, favors, loans, special services, payments or special treatment of any kind, from persons or organizations that have or seek to have business with the Company. There are the following exceptions: if they are institutional souvenirs compatible with good business practices; if they're not considered a commercial inducement; if they have a symbolic value of up to $10.00 USD; if their announcement does not jeopardize AmBev's image.

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     -    If you receive a gift, reply to the sender with the standard letter of thanks available in the Code of Ethics at AmBev's Portal and forward the gift to your unit's manager. It should preferably be returned, or if this is not possible, donated to a charity as directed by the unit's People & Management area. In the case of AC, forward it to the Corporate Internal Communication area, which will follow the same procedure.

     - Expenses with customers, suppliers, resellers and shareholders, such as: meals, transportation, accommodation or entertainment, will only be accepted in case of Company events for which such expenses have already been provided for and approved.

Conflicts of interest
=====================

Carefully evaluate possible conflicts between your interests and our company's. Our People should not compete or allow individual or family interests to have a direct or indirect influence on the company's business.

The employee should declare oneself unable to participate in any decision that may imply a conflict of interest, such as:
=========================================

     - To have an individual or family (1st degree relatives: parents, siblings, spouse and children) interest in the business of a competitor, supplier, or company's customer;

     - To have a material interest, individually or in the family, in an organization that deals with, or desires to deal with, the company.

If you have a potential conflict of interest, declare your interest in the commitment agreement attached hereto and send an email to ouvidoria@ambev.com.br.

Customers and Consumers
=======================

AmBev is permanently committed to its customers' satisfaction and to the respect of consumer rights.

Our conduct:

     -    Our customers deserve attention and respect.

     - Be receptive to the suggestions presented by the customer and provide adequate treatment to them.

     -    Do not use AmBev's name for your own benefit with customers.

     - Consumers are the reason for the company's existence. We should serve them with courtesy, efficiency and sincerity.

     - Always act so as to address the interests of customers and consumers, forwarding their requests to the appropriate areas.

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Customers
=========

If there is any complain, suggestion or request from customers (POS), refer them to the respective sales area. Every point-of-sale should have a sticker containing the telephone numbers for the CCS (Consumer Care Service) or RCS (Retailer Care Service). If they do not have the sticker, ask them to call the CCS.

CCS-Customer Care Service
=========================

Consumers and students who contact the company should be referred to the CCS, which is the area responsible for serving them.

The CCS is open Monday through Friday, from 9:00 a.m. to 5:00 p.m.

Phone numbers:

BRAHMA            0800 885 0101    sac@brahma.com.br
SKOL              0800 885 0303    sac@skol.com.br
ANTARCTICA        0800 885 8000    disk@antarctica.com.br
PEPSI             0800 885 2724    sac@brahma.com.br
GATORADE          0800 882 6238    www.gatorade.com.br

P.O. Box 60650 - ZIP: 05804970 - Brazil

Suppliers and Resellers
=======================

AmBev's suppliers and resellers are an extension of our company. We should have a respectful, long-term and reliable relationship with them.

Our conduct:

     - Expect from suppliers and resellers a continuous improvement in the quality of their work and relationship with AmBev.

     - Provide equal opportunities to all business partners, regardless of their size or location.

     -    Follow the standards of the Supplies area for hiring suppliers.

     - Serve as a role model! Stimulate your suppliers and resellers to adopt management practices that respect human dignity, ethics and environmental conservation.

     - Look for business partners that are consistent with the company's ethical standards.

     - Every request from suppliers and resellers to use AmBev's name or brands, in either internal or external communication channels, should be submitted to the Institutional Marketing area
          (mktinstitucional@ambev.com.br).


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Competition
===========

We believe in fair competition! We participate, for example, in the Brazilian Institute of Ethical Competition - ETCO (www.etco.org.br), a Non-governmental Organization, which gathers the largest Brazilian companies, producers and distributors of beverages, tobacco and fuel, that fight together against illegal commerce, corruption and unfair competition.

Our conduct:

-        Have faith and integrity!

     - Be ethical. Do not make comments to third parties about products or services, of either direct or indirect competitors, that are not based on proven facts, or that are aimed to publicly damage the reputation of a competitor.

     - Reject all actions that may be interpreted as anti-competitive, monopolistic, or contrary to local, national or international laws that control the market's competitive practices.

AmBev believes it produces the best beverages in the segments it participates, and therefore it encourages the exclusive consumption of its products by its employees as a means of promoting what we produce in our company.

Shareholders

We should protect the interests of our shareholders and investors, always maintaining the financial soundness of our business.

Our conduct:

     - Contact the Investor Relations area (ir@ambev.com.br) whenever there is the need to make an announcement to shareholders and investors. This area is prepared to make announcements in an accurate, transparent and timely manner, providing the opportunity to shareholders and investors to follow the company's activities and performance.

     - Be careful: protect and secure the confidentiality of information that has not yet been announced to the public and that may interfere in our stock quotes or influence the market operations and investment decisions.

     - Respect the rules of the Manual for Disclosure and Information Use and Policies for Securities Trading, issued by AmBev, which has been prepared to guide the conduct of the company's management and employees.




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GOVERNMENT AND REGULATORY AGENCIES, SOCIETY AND THE COMMUNITY, ACCOUNTING AND
FINANCIAL RECORDS

Government and Regulatory Agencies
==================================

We contribute to a fair and democratic society, timely paying our taxes and taking our decisions in a transparent manner.

Our conduct:

     -    Get informed. Abide by the rules and laws.

     - Don't allow any kind of contribution, donation, favors or gifts to be provided to public entities or public servants, with the purpose of obtaining unfair privilege.

Press
=====

To conduct our relationship with the press in a transparent and respectful manner is a fundamental attitude to assure an image that is consistent with our values, as well as the accurate disclosure of information, projects and events.

Our conduct:

     - Never give information and/or interviews without the prior authorization of the External Communications area. In addition to being prohibited by the company's Public Relations Policy, an inadequate disclosure may result in serious damage to AmBev's name and image.

     - Every time you are contacted by the press, direct the call to the External Communications area, which will take care of inquiries in accordance with the company's Public Relations Policy. - Inform your team about the procedures regarding the press. Remind them that no person in the company is authorized to give information and/or interviews without the prior authorization of the External Communications area.

     - Tell your suppliers that they should not disclose any project that has been or is going to be executed with the company. No service provider is authorized to speak about AmBev's projects without the prior authorization of the External Communications and the retaining areas.

     - Restrict the company's matters to the working environment. Do not speak about the company's projects on planes, at restaurants or pubs. You never know who might be listening.

     - If you become aware of any inaccurate dissemination of data or news that may affect AmBev's image, immediately inform the External Communications area.

     - In relationships with media outlets, in case of interviews relating to your personal life, do not mention the company's name in order to avoid associating AmBev's image with your own opinion.

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Associations and unions
=======================

We do not participate in any political organization, but we do recognize the legitimacy of such entities, respecting their initiatives and practices. We are always willing to talk in any circumstance, always aiming to seek a solution that fulfills the expectations of everyone who is involved.

Our conduct:

     - We are a democratic company. Our employees are entitled to participate in political activities and parties of their choice. However, they cannot do that during working hours, or use the company's resources and assets, our brand name.

     - Our People should respect differences! Political and personal opinions should not be used to influence the development of any employee's career.

     - We believe in Brazil! We support actions for the promotion of social inclusion through the sustainable development of communities where the company is located, defending human rights and the principles of social justice and the environment.

     - We develop, promote and support environmental awareness and education of our customers, suppliers, employees and the community.

     - We are a role model in our own company. In productive activities, we promote the rational use of natural resources, environmental conservation, recycling and reduction of waste. We also keep our teams aware, trained and qualified to promote the continuous improvement of our environmental performance.

     -    We asseverate the compliance with the country's current laws.

     - We do not tolerate child labor or any other kind of compulsory work in our business or in our suppliers.

     -    We seek to ensure the safety of our People.

We build, maintain and operate sites that protect our employees and physical assets. This includes promoting the proper use of equipment and protective measures, as well as making sure all the work is executed safely.

Accounting and Financial Records
================================

Transparence, ethics and honesty should be the starting point for any procedure that involves keeping our financial records and accounts.

Our conduct:

     - Our books should reflect all components of the company's transactions. Make a fair and honest presentation of the facts.

     - The quality of disclosed information is the responsibility of the employees involved, who should care for the perfection and fairness of all transactions.

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     -    Do not falsify data in order to comply with your individual or your operating unit's performance targets.

     - Fully cooperate with our internal and external auditors. Data cannot be misrepresented or hidden under any circumstance.

Society, the community and the environment
==========================================

AmBev always seeks to stimulate its People to have an interest in involving themselves proactively in our activities and actions, to promote the social well-being of the communities that are neighboring our units, and to protect the environment and safety in our own sites.

Code of Ethics - Financial Area

This item has been prepared exclusively for AmBev's professionals in the Financial Area. The guidelines contained herein are a mandatory commitment.

Professionalism and credibility
===============================

AmBev is a solid, reliable company that is aware of its social and corporate responsibilities. We want to show society that we seek our results in a fair, legal and transparent manner. Our professionals in the financial area should contribute to this goal through the affirmation of our credibility in the market.

Our conduct:

     - Maintain appropriate professional standards when documenting accounting and financial matters.

     -    Get to know laws and regulations. Seek legal advice when necessary.

     - Do not use, in your personal activities, any process or device meant to either directly or indirectly manipulate the quote of an asset or security, or induce third parties to make an error with the intention of obtaining a monetary advantage for yourself or any other person.

     - When detecting any kind of violation of AmBev's policies regarding financial data and business operations, contact the Ethics Committee immediately.

Disclosure
==========

     - As a publicly-held corporation, AmBev must submit, in a timely manner, all mandatory documents or documents requested by the Brazilian Securities and Exchange Commission (CVM) or by the U.S. Securities and Exchange Commission (SEC).

     - Keep in mind that the presentation of reports in an inaccurate or dishonest manner, whether inside or outside AmBev, is totally prohibited, and it may cause civil and criminal liabilities to employees and to the company. This includes the presentation of information intentionally organized in a dubious manner.

     - Do not falsify data in order to comply with your individual or your operating unit's performance targets.


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Confidential Information
========================

     - AmBev's financial information, programs, documents relating to financial models and products, software, hardware and applications developed or used by AmBev are confidential and the sole property of AmBev, even if the employee has participated in their development.

     - Keep secrecy. Restricted information cannot be transmitted to third parties or AmBev's employees in other areas, regardless of their position.

     - Keep in a file the documents of your area for the legal periods according to the Financial area's Standards for Keeping Documents, Reports and Backups.

Without the authorization of your superior, it is prohibited
============================================================:

     - To transmit to third parties, through the internet, confidential information relating to the Financial Area's activities.

     - To allow access to other information or operation systems and databases under your responsibility.

Our leaders' responsibilities
=============================

It is the responsibility of the Financial area's leaders to maintain workgroups with various financial and operational abilities, such as: accounting and internal controls, financial planning, financial analysis, treasury and taxes.

The leaders should not pressure the accounting team concerning the accounting estimates intending to exert undue influence on the financial results.

APPLICABILITY AND RESPONSIBILITIES

AmBev's Code of Ethics applies to all of AmBev's employees and management and will be reviewed annually. Our People have the responsibility of knowing and fully complying with this Code.

The Financial area's Code of Ethics applies to all employees of that area and must be obeyed by them.

The management of AmBev's Code of Ethics and the Financial area's Code of Ethics is the responsibility of the Ethics Committee, consisting of the CEO, CFO, Director of People & Management, Director of the Legal Department, Corporate Relations Director and the Corporate Internal Communications Manager.

The Committee evaluates the application of all procedures contained in our Code to assure its efficacy and effectiveness. Such Committee also oversees and manages violations of the Code, taking the necessary measures.



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Violations to the Code of Ethics
================================

Any and all violations to the Code of Ethics must be immediately reported to the Ethics Committee.

The violation of the Code, the falsification of records or any other behavior that represents lack of ethics may lead to severe disciplinary action, including the termination of the employee and legal measures.

In case of doubt
================

Remember that situations of conflict with the Code of Ethics, or that are not contained in it, may unexpectedly arise in your daily activities. In this case, get in contact with the Ethics Committee.

Contacts

Any contact with the Ethics Committee shall be made under a clear and transparent way, through the email address ouvidoria@ambev.com.br or through the terminal AGente AmBev Self Service. This second option allows your anonymity. For further information, please consult Portal AmBev.